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                                                                       EXHIBIT 5



                           LONG ALDRIDGE & NORMAN LLP
                                   Suite 5300
                              303 Peachtree Street
                             Atlanta, Georgia 30308





                                 April 22, 1998


First Liberty Financial Corp.
201 Second Street
Macon, Georgia 31297

         Re        Registration Statement on Form S-4

Ladies and Gentlemen:

          We have acted as counsel to First Liberty Financial Corp., a Georgia corporation (the "Company"), in connection with the filing by the Company of a Registration Statement on Form S-4 with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended, up to 1,742,752 shares of the Company's Common Stock, par value $1.00 per share (the "Shares") (giving effect to a three for two stock split in the form of a 50% stock dividend, payable by the Company on April 27, 1998 to stockholders of record on April 13, 1998). The Company proposes to issue the Shares in connection with the proposed merger of Southland Bank Corporation of Georgia ("SBC") with and into the Company pursuant to the terms of an Agreement and Plan of Merger dated as of February 18, 1998 (the "Merger Agreement"), by and among the Company, First Liberty Bank and SBC, Southland Bank and Coffee County Bank.

         The opinion hereinafter set forth is given pursuant to Item 21(a) of Form S-4 and Item 60l(b)(5) of Regulation S-K. The only opinion rendered by this firm consists of the matters set forth in numbered paragraph 1 below (our "Opinion"), and no opinion is implied or to be inferred beyond such matters. Additionally, our Opinion is based upon and subject to the qualifications, limitations and exceptions set forth in this letter.

         In rendering our Opinion, we have examined such agreements, documents, instruments and records as we deemed necessary or appropriate under the circumstances for us to express the Opinion, including, without limitation, the Articles of Incorporation and Bylaws of the Company, the minutes of the proceedings of the Board of Directors of the Company and the Merger Agreement. In making the foregoing examinations, we assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authority of the person or persons who executed each of such documents on behalf of any person or entity other than the Company. Members of this firm are admitted to the Bar of the State of Georgia and are duly qualified to practice law in that state. We do not herein express any opinion concerning any matter respecting

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First Liberty Financial Corp.
April 22, 1998
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or affected by any laws of any other state. The Opinion hereinafter set forth is based upon pertinent laws and facts in existence as of the date hereof, and we expressly disclaim any obligation to advise you of changes to such pertinent laws or facts that hereafter may come to our attention.


         As to various factual matters that are material to our Opinion, we have relied upon certificates of officers of the Company and certificates of various public officials. We have not independently verified or investigated, nor do we assume any responsibility for, the factual accuracy or completeness of such factual statements.

         Based upon and subject to the foregoing, we are of the Opinion that:

         1. The Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion letter as an exhibit to the aforesaid Registration Statement, and we hereby consent to the reference to our firm under the heading "Legal Matters" set forth in the Proxy
Statement/Prospectus forming a part of said Registration Statement.

                                            Very truly yours,

                                            LONG ALDRIDGE & NORMAN LLP



                                            By: /s/ David M. Calhoun
                                                --------------------
                                                    David M. Calhoun